VCIC                                     For additional information contact:
                                         G.S. Donovan (630) 789-4900
                                         K.K. Duttlinger (630) 789-4900

                     VISKASE COMPANIES, INC. ANNOUNCES
                         EXTENSION OF EXCHANGE OFFER

WILLOWBROOK, ILLINOIS, September 20, 2002 - Viskase Companies, Inc. announced that it is extending the expiration date of its exchange offer relating to its 10 1/4% Senior Notes until 5:00 p.m. on October 18, 2002. At present, $136,649,000 principal amount of Notes have been tendered, representing
83.8% of the principal amount outstanding, and consents to the Company's prepackaged plan of reorganization have been received from the holders of $112,948,000 principal amount of Notes, representing 69.3% of the amount outstanding. Although the exchange offer is conditioned on tender of all outstanding Notes, confirmation of the plan of reorganization requires the consent of a majority in number of the holders representing at least 66 2/3% in principal amount of the Notes.

Questions about the offer and the prepackaged plan may be addressed to Morrow & Co. at (800) 607-0088.

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.

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